Exhibit(k)(1)(a)

AMENDMENT TO SERVICES AGREEMENT

AMENDMENT made as of the             , 2014, by and among Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Master Fund, Blackstone Alternative Alpha Sub Fund I Ltd. and Blackstone Alternative Alpha Fund II, each acting on its own behalf separately from the other and not jointly or jointly and severally with the other (each, the “Client”) and Citi Fund Services Ohio, Inc. (“Service Provider”), to that certain Services Agreement, dated as of April 1, 2012, between each Client and Service Provider (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement Service Provider performs certain services for each Client;

WHEREAS, Service Provider and the Client wish to enter into this Amendment to the Agreement in order to revise the terms relating to the termination of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Section 10(A). Section 10(A) is deleted and replaced with the following:

“This Agreement will begin on the Effective Date and continue in effect until July 31, 2014 (the “Initial Term”). This Agreement may not be extended absent the agreement of the parties.”

2.	Representations and Warranties.

(a)	Each Client represents (i) that it has full power and authority to enter into and perform this amendment (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Client (the “Board”), and (iii) that the Board has approved this Amendment.

(b)	Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

(a)	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both patties hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

BLACKSTONE ALTERNATIVE ALPHA FUND

By:
Name:
Title:

BLACKSTONE ALTERNATIVE ALPHA FUND II

By:
Name:
Title:

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:
Name:
Title:

BLACKSTONE ALTERNATIVE ALPHA SUB FUND I LTD.

By:
Name:
Title:

A copy of the Agreement and Declaration of Trust of Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II and Blackstone Alternative Alpha Master Fund is on file with the Secretary of The Commonwealth of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Amendment of Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II and Blackstone Alternative Alpha Master Fund are not binding upon any of their trustees, shareholders, nominees, officers, agents or employees personally, but bind only the trust property of Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II or Blackstone Alternative Alpha Master Fund, respectively. For each of Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II and Blackstone Alternative Alpha Master Fund, the execution and delivery of this Amendment has been authorized by its trustees, and signed by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor execution and delivery by an officer shall be deemed to have been made by any of them individually, but shall only find the trust property of each of Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II and Blackstone Alternative Alpha Master Fund, respectively.

Citi Fund Services Ohio, Inc.

By:
Name:
Title: